Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in the Amended Annual Report Form 10-KA2 of MIV Therapeutics, Inc. for the year ended May 31, 2007 of our report, dated September 23, 2005, relating to the consolidated statements of operations, cash flows and stockholders' deficiency for the period from January 20, 1999 (date of inception) to May 31, 2003.

Vancouver, Canada                                                                                "Morgan & Company"

December 3, 2007                                                                                   Chartered Accountants